UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 20, 2023 (July 19, 2023)

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NORFOLK SOUTHERN CORPORATION

(Exact name of registrant as specified in its charter)

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Virginia	1-8339	52-1188014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

650 West Peachtree Street NW		(855) 667-3655
Atlanta, Georgia 30308-1925		(Registrant's telephone number, including area code)
(Address of principal executive offices, including zip code)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Norfolk Southern Corporation Common Stock (Par Value $1.00)	NSC	New York Stock Exchange

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of New Directors

On July 19, 2023, the Board of Directors of Norfolk Southern Corporation elected Philip S. Davidson and Francesca A. DeBiase to serve as Directors on the Board of Directors of Norfolk Southern Corporation. The Board of Directors appointed Mr. Davidson to the Finance and Risk Management Committee and the Safety Committee and Ms. DeBiase to the Audit Committee and the Governance and Nominating Committee.

There was no arrangement or understanding between either Mr. Davidson or Ms. DeBiase and any other person pursuant to which they were elected as a director of Norfolk Southern. There are no transactions between either Mr. Davidson or Ms. DeBiase and Norfolk Southern that would require disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Davidson’s and Ms. DeBiase’s service on the Board of Directors, each will receive the same compensation for board service as received by all non-management directors of the company as described under the heading “Compensation of Directors” in the company’s proxy statement for the 2023 annual meeting of shareholders. This will include a prorated portion of the $180,000 annual equity grant based on the number of days remaining in the year that each becomes a director.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNATURES

NORFOLK SOUTHERN CORPORATION

(Registrant)

/s/ Denise W. Hutson

Name:   Denise W. Hutson
Title:    Corporate Secretary

Date: July 20, 2023